
                                    EUROPEAN MICRO HOLDINGS, INC.

                                            EXHIBIT 11.01

                                STATEMENT RE: COMPUTATION OF EARNINGS

The calculation of earnings per share are detailed in the table below:
                                                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                           MARCH 31,                    MARCH 31,
                                                                 -----------------------------------------------------------
                                                                         2000           1999            2000          1999
                                                                         ----           ----            ----          ----
EARNINGS (LOSS)
Net income (in thousands)                                          $   (1,308)    $       22     $    (1090)    $      768
                                                                   ----------     ----------     ----------     ----------
WEIGHTED AVERAGE NUMBER OF SHARES
Outstanding common stock during the period                          4,933,900      4,933,900      4,933,900      4,933,900
Contingently issuable shares                                           24,392         42,983         74,504         20,206
                                                                   ----------     ----------     ----------     ----------
BASIC WEIGHTED AVERAGE NUMBER OF SHARES                             4,958,292      4,976,883      5,008,404      4,954,106
Effect of dilutive stock options and other contingent shares                -         43,670              -         24,206
                                                                   ----------     ----------     ----------     ----------
DILUTED WEIGHTED AVERAGE NUMBER OF SHARES                           4,958,292      5,020,553      5,008,404      4,978,312
                                                                   ==========     ==========     ==========     ==========
Basic earnings (loss) per share                                    $   (0.26)     $     0.00     $    (0.22)    $     0.15
                                                                   ==========     ==========     ==========     ==========
Diluted earnings (loss) per share                                  $   (0.26)     $     0.00     $    (0.22)    $     0.15
                                                                   ==========     ==========     ==========     ==========

During the three-month period ended March 31, 2000, the Company issued options to purchase up to 10,000 shares of Common Stock at exercise prices ranging from $9.00 to $9.25 per share. The above dilutive earnings per share calculations for the three-month and nine-month periods ended March 31, 2000, exclude the effect of options to purchase 329,000 shares of common stock at exercise prices ranging from $10.00 to $12.00 per share, due to the fact they were anti-dilutive (i.e., the exercise price was greater than the average market price for the respective periods). The above dilutive earnings per share calculations for the three-month and nine-month periods ended March 31, 1999, exclude the effect of options to purchase 20,000 shares of common stock at an exercise price of $11.00 per share, due to the fact they were anti-dilutive. Also see "Note 4 (Goodwill) to the Consolidated Condensed Financial Statements" related to contingently issuable shares related to acquisitions. However, the effect of contingent shares related to the payment due after the first contingent earn-out period of the Sunbelt acquisition has not been included in the three month period ended March 31, 2000, as such payment was paid in cash in November 1999. Also the effect of the contingent shares related to the second contingent earn-out of the Sunbelt acquisition are not included, as the conditions necessary for such contingent shares to be issued have not been met as of March 31, 2000. However, the effect of contingent shares related to the guaranteed earn-out amount payable after the second contingent earn-out period is included. The effect of contingent shares related to the first earn-out of American Micro is not included in the three-month period ended March 31, 2000, as such payment was paid in cash in March 2000. The effect of contingent shares related to second earn-out of American Micro is not included, as the amount of such contingent shares to be issued are not determinable.